UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 17, 2007
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15385 (Commission File Number)	84-1290152 (I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas (Address of principal executive offices)	77478 (Zip Code)
(281) 504-8000

(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     US Dataworks, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), dated August 10, 2007, pursuant to which SVB will advance funds to the Company for certain of its accounts receivables up to $2 million. Under the terms of the Agreement, the Company will receive an advance of up to 80% of the subject account receivable (the “Advance”) and pay a finance charge to SVB equal to prime plus 1.5% to 3.0%, based on the Company’s assets to liabilities ratio, while the Advance is outstanding. The Company is obligated to repay the Advance upon receipt of payment for the subject account receivable. On August 17, 2007, the Company received is first Advance for an aggregate of $80,112. The Agreement will continue in effect until August 9, 2008.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information required to be disclosed under this item is set forth above under Item 1.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 23, 2007

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer